UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2022

PETROTEQ ENERGY INC.
(Exact name of registrant as specified in its charter)

Ontario	000-55991	Not Applicable
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

15315 W. Magnolia Blvd., Suite 120
 Sherman Oaks, California, United States 91403
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (800) 979-1897

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 7 - REGULATION FD

Item 7.01 Regulation FD Disclosure.

On January 25, 2021, the Company disseminated a news release which is reproduced below in its entirety.

PETROTEQ ANNOUNCES CHANGES TO ITS BOARD AND OFFICER POSITIONS

Sherman Oaks, California - January 25, 2022 - Petroteq Energy Inc. ("Petroteq" or the "Company") (TSXV:PQE; OTC:PQEFF; FSE:PQCF), an oil company focused on the development and implementation of its proprietary oil-extraction and remediation technologies, announces the appointment of Michael Hopkinson and Robert Chenery to its board of directors, and the appointment of Vladimir Podlipsky as the Interim Chief Executive Officer, and Michael Hopkinson as the Chief Financial Officer.

R G Bailey has retired as the Interim Chief Executive Officer and a director of the Company and will remain as a valuable resource to the Company as a consultant providing his expertise in the oil and gas industry. In addition, Ron Cook has resigned as the Chief Financial Officer of the Company and will remain with the Company as an employee/consultant assisting with accounting and financial reporting.

The Company continues to work with the TSX Venture Exchange on a reinstatement of trading and will update the market as things progress. The Company is optimistic it is getting closer to a resolution of outstanding questions and a reinstatement of trading.

About Petroteq Energy Inc.

Petroteq is a clean technology company focused on the development, implementation and licensing of a patented, environmentally safe and sustainable technology for the extraction and reclamation of heavy oil and bitumen from oil sands and mineable oil deposits. The versatile technology can be applied to both water-wet deposits and oil-wet deposits - outputting high-quality oil and clean sand.

Petroteq believes that its technology can produce a relatively sweet heavy crude oil from deposits of oil sands at Asphalt Ridge without requiring the use of water, and therefore without generating wastewater which would otherwise require the use of other treatment or disposal facilities which could be harmful to the environment. Petroteq's process is intended to be a more environmentally friendly extraction technology that leaves clean residual sand that can be sold or returned to the environment, without the use of tailings ponds or further remediation.

For more information, visit www.Petroteq.energy.

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

CONTACT INFORMATION

Petroteq Energy Inc.

Vladimir Podlipsky

Interim Chief Executive Officer

Tel: (800) 979-1897

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROTEQ ENERGY INC.

DATE: January 25, 2021	By:	/s/ Vladimir Podlipskiy
Vladimir Podlipskiy
Interim Chief Executive Officer